8x8, Inc. Reports First Quarter Fiscal 2023 Financial Results
•Service Revenue increased 30% year-over-year
•Cash flow from operations of $5.8 million
•Enterprise ARR increased 54% year-over-year to $403 million
•Adoption of 8x8 Voice for Teams accelerated to more than 200,000 users

CAMPBELL, CA. - July 27, 2022 - 8x8, Inc. (NYSE: EGHT), a leading integrated cloud communications platform provider, today reported financial results for the first quarter of fiscal 2023 ended June 30, 2022.

First Quarter Fiscal 2023 Financial Results:

•Total revenue increased 26% year-over-year to $187.6 million, including Fuze revenue of $29.5 million.
•Service revenue increased 30% year-over-year to $179.2 million, including Fuze revenue of $29.3 million.
•GAAP operating loss was $26.8 million, compared to operating loss of $38.8 million in the first quarter of fiscal 2022.
•Non-GAAP operating profit was $10.1 million, compared to non-GAAP operating profit of $1.3 million in the first quarter of fiscal 2022. Non-GAAP operating profit in the first quarter of fiscal 2023 was increased by approximately $3 million in unusual items.

"Our first quarter results reflect our increased emphasis on profitability and cash flow generation, as well as strength in XCaaS, 8x8 Voice for Teams, high retention of Fuze customers, and continued global expansion of the enterprise base," said Dave Sipes, 8x8 CEO. "Our progress on these strategic initiatives, combined with our focus on driving operational efficiency, creates the foundation for sustainable growth and increasing profitability in the future. We believe this will deliver value to all our stakeholders – customers, partners, employees, and shareholders."

First Quarter Fiscal 2023 Financial Metrics and Recent Business Highlights:

Financial Metrics
•Annual Recurring Subscriptions and Usage Revenue (ARR):
◦Total ARR grew to $688 million, an increase of 28% from the end of the same period last year.
◦Enterprise ARR of $403 million increased 54% year-over-year and represented 59% of total ARR.
◦1,277 customers generated ARR greater than $100,000, compared to 824 at the end of the first quarter of fiscal 2022.
•GAAP gross margin was 64%, compared to 60% in the same period last year. Non-GAAP gross margin was 69%, compared to 63% in the same period last year.
•GAAP service gross margin was 70%, compared to 67% in the same period last year. Non-GAAP service gross margin was 73%, compared to 69% in the same period last year.
•Cash provided by operating activities was $5.8 million for the first quarter, compared to $4.0 million in the first quarter of fiscal 2022.
•Cash, restricted cash, and investments were $143.0 million on June 30, 2022 and $148.2 million on March 31, 2022.

A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to non-GAAP measures is included in the supplemental reconciliation at the end of this release.

Recent Business Highlights:

Partner and Product Innovation Highlights
•Launched the 8x8 Elevate MP Program for Microsoft Gold Partners together with the exclusive 8x8 XT Direct Routing as a Service offering that enables enterprises adopting Microsoft Teams to reduce communication costs and improve employee productivity with a highly resilient global telephony solution.

•Announced a product integration of 8x8 Work with Genesys Cloud CX. The new integration helps organizations align agents and the appropriate subject matter experts to quickly collaborate for better customer outcomes.
•Expanded the distribution relationship and resale go-to-market strategy with Ingram Micro Cloud to increase the number of reseller partners helping organizations move off legacy on-premises systems to the cloud with 8x8 XCaaS.
•Launched 8x8 Connect Automation Builder, a no-code multiple-channel communications management solution allowing a wide array of user roles in organizations, from marketing operations to customer support, to easily build engaging customer experiences.

Industry Recognition
•Recognized as a Metrigy 2022 MetriStar Top Provider in the Cloud Phone Systems category.
•Awarded the 2022 UK Vendor of the Year by AVANT.

Second Quarter and Updated Fiscal 2023 Financial Outlook:

Management provides expected ranges for total revenue, service revenue and non-GAAP operating margin based on its evaluation of the current business environment. The Company emphasizes that these expectations are subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below.

Second Quarter Fiscal 2023 Ending September 30, 2022
•Service revenue in the range of $177 million to $180 million, representing year-over-year growth of approximately 25% at the midpoint.
•Total revenue in the range of $185 million to $188 million, representing year-over-year growth of approximately 23% at the midpoint.
•Non-GAAP operating margin in the range of 2.5% to 3.0%

Fiscal Year 2023 Ending March 31, 2023
•Service revenue in the range of $720 million to $730 million, representing year-over-year growth of 20% at the midpoint.
•Total revenue in the range of $747.5 million to $762.5 million, representing year-over-year growth of approximately 18% at the midpoint.
•Non-GAAP operating margin of approximately 4%, with a goal of exiting fiscal 2023 with non-GAAP operating margin of at least 5%.

The Company does not reconcile its forward-looking estimates of non-GAAP operating margin to the corresponding GAAP measures of GAAP operating margin due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses it excludes. For example, future hiring and employee turnover may not be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. Foreign currency exchange fluctuations may negatively impact our guidance. The actual amounts of these excluded items could have a significant impact on the Company's GAAP operating margin. Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort. All projections are on a non-GAAP basis. See the Explanation of GAAP to Non-GAAP Reconciliation below for the definition of non-GAAP operating margin. Our increased emphasis on profitability and cash flow generation may not be successful. The reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we don't anticipate and may not achieve the desired outcome.

Conference Call Information:

Management will host a conference call to discuss earnings results on July 27, 2022, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). The conference call will last approximately 60 minutes and is accessible via the following numbers and webcast link:

Dial In: 1-844-200-6205 (U.S.) or 1-929-526-1599 (International)
Passcode 954074

Webcast: https://investors.8x8.com/events-and-presentations

Participants should plan to dial in or log on 10 minutes prior to the start time. The webcast will be archived on 8x8's website for a period of at least 30 days. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NYSE: EGHT) is transforming the future of business communications as a leading Software as a Service provider of 8x8 XCaaS™ (eXperience Communications as a Service™), an integrated contact center, voice communications, video, chat, and API solution built on one global cloud communications platform. 8x8 uniquely eliminates the silos between Unified Communications as a Service (UCaaS) and Contact Center as a Service (CCaaS) to power the communications requirements of all employees globally as they work together to deliver differentiated customer experiences. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter and Facebook.

Forward Looking Statements:

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements, include but are not limited to: changing industry trends, operational and economic impacts of the COVID-19 pandemic, new product innovations and integrations, the future impact of the Fuze, Inc. acquisition on our operations and financial results, market demand for our products, channel and e-commerce growth, sales and marketing activities, strategic partnerships, business strategies, customer acquisition and support costs, customer churn, future operating performance and efficiencies, financial outlook, revenue growth, and profitability, including whether we will achieve sustainable growth and profitability.

You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: a reduction in our total costs as a percentage of revenue may negatively impact our revenues and our business; customer adoption and demand for our products may be lower than we anticipate; the impact of economic downturns on us and our customers, including from the COVID-19 pandemic, Russia's invasion of Ukraine, and inflationary pressures; rising interest rates; competitive dynamics of the cloud communication and collaboration markets, including voice, contact center, video, messaging, and communication application programming interfaces ("APIs"), in which we compete may change in ways we are not anticipating; impact of supply chain disruptions; third parties may assert ownership rights in our IP, which may limit or prevent our continued use of the core technologies behind our solutions; our customer churn rate may be higher than we anticipate; our investments in marketing, channel and value-added resellers (VARs), e-commerce, new products, and our acquisition of Fuze, Inc. may not result in revenue growth; and we may not achieve our target service revenue growth, or the revenue, earnings, operating margin or other amounts we forecast in our guidance, for a particular quarter or for the full fiscal year.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Explanation of GAAP to Non-GAAP Reconciliation

The Company has provided, in this release, financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these Non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. Management believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management also believes that some of 8x8’s investors use these Non-GAAP financial measures as an additional tool in evaluating 8x8's ongoing "core operating performance" in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at the Company’s core operating performance provides consistency in period-to-period comparisons and trends.

These Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits the usefulness of these measures for comparative purposes. Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures in the table titled "Reconciliation of GAAP to Non-GAAP Financial Measures". Detailed explanations of the adjustments from comparable GAAP to Non-GAAP financial measures are as follows:

Non-GAAP Costs of Revenue, Costs of Service Revenue and Costs of Other Revenue
Non-GAAP Costs of Revenue includes: (i) Non-GAAP Cost of Service Revenue, which is Cost of Service Revenue excluding amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract termination costs; and (ii) Non-GAAP Cost of Other Revenue, which is Cost of Other Revenue excluding stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract termination costs.

Non-GAAP Service Revenue Gross Margin, Other Revenue Gross Margin, and Gross Margin
Non-GAAP Service Revenue Gross Margin (and as a percentage of Service Revenue) and Non-GAAP Other Revenue Gross Margin (and as a percentage of Other Revenue) are computed as Service Revenue less Non-GAAP Cost of Service Revenue divided by Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue divided by Other Revenue, respectively. Non-GAAP Gross Margin (and as a percentage of Revenue) is computed as Revenue less Non-GAAP Cost of Service Revenue and Non-GAAP Cost of Other Revenue divided by Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue as well as the Company's Service, Other and Gross Margins performance as compared to prior periods and trends.

Non-GAAP Operating Expenses
Non-GAAP Operating Expenses includes Non-GAAP Research and Development, Non-GAAP Sales and Marketing, and Non-GAAP General and Administrative, each of which excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, and certain severance, transition and contract termination costs. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operational expenses.

Non-GAAP Operating Profit (Loss) and Non-GAAP Operating Margin
Non-GAAP Operating Profit (Loss) excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance, transition and contract termination costs from Operating Profit (Loss). Non-GAAP Operating Margin is Non-GAAP Operating Profit (Loss) divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance.

Non-GAAP Other Income (Expense), net
Non-GAAP Other Income (Expense), net excludes: acquisition and integration expenses, certain severance, transition and contract termination costs, debt amortization expense and sub-lease income from Other Income (Expense), net. Management believes the Company’s investors benefit from this supplemental information to facilitate comparison of the Company’s other income performance to prior results and trends.

Non-GAAP Net Income (Loss)
Non-GAAP Net Income (Loss) excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance, transition and contract termination costs, debt amortization expense, and sub-lease income from Net Loss.

Management believes the Company’s investors benefit from understanding these adjustments and an alternative view of our net income performance as compared to prior periods and trends.

Non-GAAP Net Income (Loss) Per Share – Basic and Non-GAAP Net Income (Loss) Per Share - Diluted
Non-GAAP Net Income (Loss) Per Share – Basic is Non-GAAP Net Income (Loss) divided by the weighted-average basic shares outstanding. Non-GAAP Net Income Per Share – Diluted is Non-GAAP Net Income divided by the weighted-average diluted shares outstanding. Diluted shares outstanding include the effect of potentially dilutive securities from stock-based benefit plans and convertible senior notes. These potentially dilutive securities are excluded from the computation of net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. They are added for the computation of diluted net income per share on a non-GAAP basis in periods when 8x8 has net profit on a non-GAAP basis as their inclusion provides a better indication of 8x8’s underlying business performance. Management believes the Company’s investors benefit by understanding our Non-GAAP net income (loss) performance as reflected in a per share calculation as ways of measuring performance by ownership in the company. Management believes these adjustments offer investors a useful view of the Company’s diluted net income per share as compared to prior periods and trends.

Management evaluates and makes decisions about its business operations based on Non-GAAP financial information by excluding items management does not consider to be “core costs” or “core proceeds.” Management believes some of its investors also evaluate our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Management excludes the amortization of acquired intangible assets, which primarily represents a non-cash expense of technology and/or customer relationships already developed, to provide a supplemental way for investors to compare the Company’s operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Acquisition and integration expenses consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal and other professional services, due diligence, integration, and other closing costs, which are costs that vary significantly in amount and timing. Legal and regulatory costs include litigation and other professional services, as well as certain tax and regulatory liabilities. Severance, transition and contract termination costs include employee termination benefits, executive severance agreements, cancellation of certain contracts, and lease impairments. Debt amortization expenses relate to the non-cash accretion of the debt discount.

8x8, Inc.

Investor Relations:
Kate Patterson
1-408-763-8175
katherine.patterson@8x8.com

Media:
John Sun
1-408-692-7054
john.sun@8x8.com

8x8, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,
	2022	2021
Service revenue	$179,161	$137,796
Other revenue	8,459	10,531
Total revenue	187,620	148,327

Cost of revenue and operating expenses:
Cost of service revenue	53,547	46,010
Cost of other revenue	13,126	13,746
Research and development	34,955	25,392
Sales and marketing	83,527	75,915
General and administrative	29,219	26,091
Total operating expenses	214,374	187,154
Loss from operations	(26,754)	(38,827)
Other income (expense), net	1,116	(4,823)
Loss from operations before provision for income taxes	(25,638)	(43,650)
Provision for income taxes	405	256
Net loss	$(26,043)	$(43,906)

Net loss per share:
Basic and diluted	$(0.22)	$(0.40)

Weighted average number of shares:
Basic and diluted	119,721	109,925

8x8, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2022	March 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$92,686	$91,205
Restricted cash, current	590	8,691
Short-term investments	48,945	44,845
Accounts receivable, net	55,441	57,400
Deferred sales commission costs, current	36,510	35,482
Other current assets	38,545	37,999
Total current assets	272,717	275,622
Property and equipment, net	73,876	79,016
Operating lease, right-of-use assets	59,859	63,415
Intangible assets, net	122,737	128,213
Goodwill	265,029	266,867
Restricted cash, non-current	818	818
Long-term investments	—	2,671
Deferred sales commission costs, non-current	76,083	75,668
Other assets	18,028	17,978
Total assets	$889,147	$910,268
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$42,584	$49,721
Accrued compensation	33,713	36,319
Accrued taxes	31,864	32,573
Operating lease liabilities, current	14,424	15,485
Deferred revenue, current	34,064	34,262
Other accrued liabilities	18,767	23,167
Total current liabilities	175,416	191,527
Operating lease liabilities, non-current	71,806	74,518
Convertible senior notes, net	494,444	447,452
Deferred revenue, non-current	11,023	11,430
Other liabilities, non-current	2,936	2,975
Total liabilities	755,625	727,902
Stockholders' equity:
Common stock	120	118
Additional paid-in capital	895,602	956,599
Accumulated other comprehensive loss	(16,391)	(7,913)
Accumulated deficit	(745,809)	(766,438)
Total stockholders' equity	133,522	182,366
Total liabilities and stockholders' equity	$889,147	$910,268

8x8, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(26,043)	$(43,906)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,789	2,922
Amortization of intangible assets	5,476	1,285
Amortization of capitalized software	5,964	7,243
Amortization of debt discount and issuance costs	831	4,393
Amortization of deferred sales commission costs	9,166	8,245
Allowance for credit losses	695	383
Operating lease expense, net of accretion	3,121	3,459
Stock-based compensation expense	27,814	36,587
Other	456	713
Changes in assets and liabilities:
Accounts receivable, net	(99)	924
Deferred sales commission costs	(9,246)	(11,615)
Other current and non-current assets	(692)	(2,550)
Accounts payable and accruals	(13,786)	(5,063)
Deferred revenue	(605)	1,012
Net cash provided by operating activities	5,841	4,032
Cash flows from investing activities:
Purchases of property and equipment	(971)	(878)
Cost of capitalized software	(2,309)	(6,546)
Purchases of investments	(18,838)	(28,721)
Sales of investments	1,937	10,299
Proceeds from maturity of investments	15,590	14,700
Acquisition of businesses	(1,250)	—
Net cash used in investing activities	(5,841)	(11,146)
Cash flows from financing activities:
Finance lease payments	—	(4)
Tax-related withholding of common stock	—	(99)
Proceeds from issuance of common stock under employee stock plans	65	3,538
Repurchase of common stock	—	—
Net proceeds from issuance of convertible debt	—	—
Net cash provided by financing activities	65	3,435
Effect of exchange rate changes on cash	(6,685)	436
Net decrease in cash, cash equivalents and restricted cash	(6,620)	(3,243)
Cash, cash equivalents and restricted cash, beginning of period	100,714	121,172
Cash, cash equivalents and restricted cash, end of period	$94,094	$117,929

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,
	2022		2021
Costs of Revenue:
GAAP cost of service revenue	$53,547		$46,010
Amortization of acquired intangible assets	(2,369)		(1,066)
Stock-based compensation expense and related employer payroll taxes	(2,696)		(2,040)
Severance, transition and contract termination costs	(897)		5
Non-GAAP cost of service revenue	$47,585		$42,909
Non-GAAP service margin (as a percentage of service revenue)	$131,576	73.4%	$94,887	68.9%

GAAP cost of other revenue	$13,126		$13,746
Stock-based compensation expense and related employer payroll taxes	(1,147)		(1,135)
Legal and regulatory costs	—		5
Severance, transition and contract termination costs	(533)		(21)
Non-GAAP cost of other revenue	$11,446		$12,595
Non-GAAP other margin (as a percentage of other revenue)	$(2,987)	(35.3)%	$(2,064)	(19.6)%

Non-GAAP gross margin (as a percentage of revenue)	$128,589	68.5%	$92,823	62.6%

Operating Expenses:
GAAP research and development	$34,955		$25,392
Stock-based compensation expense and related employer payroll taxes	(8,193)		(9,073)
Legal and regulatory costs	—		9
Severance, transition and contract termination costs	(37)		(70)
Non-GAAP research and development (as a percentage of revenue)	$26,725	14.2%	$16,258	11.0%

GAAP sales and marketing	$83,527		$75,915
Amortization of acquired intangible assets	(3,106)		(219)
Stock-based compensation expense and related employer payroll taxes	(8,280)		(14,700)
Severance, transition and contract termination costs	(391)		(622)
Non-GAAP sales and marketing (as a percentage of revenue)	$71,750	38.2%	$60,374	40.7%

GAAP general and administrative	$29,219		$26,091
Stock-based compensation expense and related employer payroll taxes	(7,923)		(10,904)
Acquisition and integration costs	(624)		—
Legal and regulatory costs	62		532
Severance, transition and contract termination costs	(755)		(871)
Non-GAAP general and administrative (as a percentage of revenue)	$19,979	10.6%	$14,848	10.0%

Non-GAAP Operating Expenses (as a percentage of revenue)	$118,454	63.1%	$91,480	61.7%

Operating Profit (Loss):
GAAP loss from operations	$(26,754)		$(38,827)
Amortization of acquired intangible assets	5,475		1,285
Stock-based compensation expense and related employer payroll taxes	28,239		37,852

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,
	2022		2021
Acquisition and integration costs	624		—
Legal and regulatory costs	(62)		(546)
Severance, transition and contract termination costs	2,613		1,579
Non-GAAP operating profit (as a percentage of revenue)	$10,135	5.4%	$1,343	0.9%

Other Income (Expenses):
GAAP other income (expense), net	$1,116		$(4,823)
Debt amortization expense	831		4,394
Sublease Income	(116)		(39)
Non-GAAP other income (expense), net (as a percentage of revenue)	$1,831	1.0%	$(468)	(0.3)%

Net Income (Loss):
GAAP net loss	$(26,043)		$(43,906)
Amortization of acquired intangible assets	5,475		1,285
Stock-based compensation expense and related employer payroll taxes	28,239		37,852
Acquisition and integration costs	624		—
Legal and regulatory costs	(62)		(546)
Severance, transition and contract termination costs	2,613		1,579
Debt amortization expense	831		4,394
Sublease income	(116)		(39)
Non-GAAP net income (as a percentage of revenue)	11,561	6.2%	619	0.4%

Shares used in computing per share amounts:
Basic	119,721		109,925
Diluted	121,756		117,028

GAAP net loss per share - Basic and Diluted	$(0.22)		$(0.40)
Non-GAAP net income per share - Basic	$0.10		$0.01
Non-GAAP net income per share - Diluted	$0.09		$0.01

8x8, Inc.
SELECTED OPERATING METRICS
(Unaudited, in millions, except number of enterprise customers)

	Fiscal 2022				Fiscal 2023
	Q1	Q2	Q3	Q4 (5)	Q1
TOTAL ARR (1)	$536	$553	$572	$687	$688
Growth % (YoY)	24%	18%	16%	33%	28%

ARR BY CUSTOMER SIZE
ENTERPRISE (2)	$262	$282	$307	$393	$403
% of Total ARR	49%	51%	54%	57%	59%
Growth % (YoY)	40%	33%	30%	55%	54%
Total number of Enterprise Customers	824	871	907	1,258(6)	1,277

MID-MARKET (3)	$103	$103	$102	$128	$125
% of Total ARR	19%	19%	18%	19%	18%
Growth % (YoY)	22%	14%	9%	31%	22%

SMALL BUSINESS(4)	$172	$167	$162	$166	$159
% of Total ARR	32%	30%	28%	24%	23%
Growth % (YoY)	7%	2%	(1)%	(1)%	(7)%
(1) Annualized Recurring Subscriptions and Usage (ARR) equals the sum of the most recent month of (i) recurring subscription amounts and (ii) platform usage charges for all CPaaS customers (subject to a minimum billings threshold for a period of at least six consecutive months), multiplied by 12.
(2) Enterprise ARR is defined as ARR from customers that generate >$100,000 ARR.
(3) Mid-market ARR is defined as ARR from customers that generate $25,000 to $100,000 ARR.
(4) Small business ARR is defined as ARR from customers that generate <$25,000 ARR.
(5) Includes Fuze.
(6) Previously reported enterprise customer count of 1,320 for Q4'22 was adjusted to eliminate double counting of subsidiaries.

Selected operating metrics presented in this table have not been derived from financial measures that have been prepared in accordance with US Generally Accepted Accounting Principles. 8x8 provides these selected operating metrics to assist investors in evaluating the Company's operations and assessing its prospects. 8x8’s management periodically reviews the selected operating metrics to evaluate 8x8’s operations, allocate resources, and drive financial performance in the business. Management monitors these metrics together, and not individually, as it does not make business decisions based upon any single metric. 8x8 is not aware of any uniform standards for defining these selected operating metrics and caution that its presentation may not be consistent with that of other companies. Prior period metrics and customer classifications have not been adjusted for current period changes unless noted.